________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 2, 2026

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer and Senior Advisor
On February 2, 2026, the Board of Directors (the “Board”) of The Walt Disney Company (the “Company”) appointed Josh D’Amaro, currently the Chairman of Disney Experiences, as the Chief Executive Officer of the Company and appointed Robert A. Iger, currently the Company’s Chief Executive Officer, as Senior Advisor, in each case, effective as of March 18, 2026 (the “Effective Date”). As Senior Advisor, Mr. Iger will report exclusively to the Board. Mr. Iger will continue to serve as a member of the Board, subject to the shareholder vote at the Company’s 2026 annual meeting of shareholders (“2026 Annual Meeting”), through December 31, 2026 (the “Iger Transition Date”), though he will step down from the Executive Committee of the Board after the 2026 Annual Meeting. The Board expects to elect Mr. D’Amaro to serve as a director on the Board and a member of the Executive Committee following the 2026 Annual Meeting.
In connection with his appointment as Senior Advisor, the Company and Mr. Iger entered into an amendment to Mr. Iger’s employment agreement with the Company (the “Iger Amendment”) to reflect Mr. Iger’s continuing employment in the position of Senior Advisor rather than as the Chief Executive Officer and to confirm that he will continue to be a member of the Board, in each case, through the Iger Transition Date. The remaining terms and conditions of his employment agreement will continue unchanged.
Mr. D’Amaro, 54, currently serves as the Company’s Chairman of Disney Experiences, a position he has held since 2020. Mr. D’Amaro joined the Company in 1998 and has held various roles during his tenure, including President of Walt Disney World Resort, from 2019 to 2020, President of Disneyland Resort, from 2018 to 2019, and Senior Vice President of Commercial Strategy for Walt Disney World Resort, from 2017 to 2018. Mr. D’Amaro’s other roles at the Company have included, among others, Senior Vice President of Resort & Transportation Operations at Walt Disney World Resort, Vice President of Disney’s Animal Kingdom and Vice President of Adventures by Disney. He currently serves on the National Board of Directors for Make-A-Wish America.
In connection with his appointment as Chief Executive Officer commencing on the Effective Date, the Company entered into an offer letter with Mr. D’Amaro (the “CEO Offer Letter”). The CEO Offer Letter provides for Mr. D’Amaro to be elected as a member of the Board following the conclusion of the 2026 Annual Meeting, and to be nominated for re-election to the Board during his tenure as Chief Executive Officer.
The CEO Offer Letter provides that, starting on the Effective Date, Mr. D’Amaro’s annual rate of base salary will be $2,500,000. The CEO Offer Letter provides that Mr. D’Amaro is also eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) with a target equal to 250% of the annual base salary. The actual amount payable to Mr. D’Amaro as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company, though individual performance criteria may differ to reflect differences in responsibilities.
The CEO Offer Letter also provides that Mr. D’Amaro is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company. For each fiscal year during Mr. D’Amaro’s term as Chief Executive Officer, he will be granted a long-term incentive award having a target value of $26,250,000, with such target value subject to adjustment by the Compensation Committee of the Board (the “Committee”) (i.e., reduce or increase) based on its evaluation of Mr. D’Amaro’s performance and/or any economic, financial or market conditions affecting the Company. Additionally, the Company has recommended to the Committee that, in connection with Mr. D’Amaro’s promotion to, and commencement of service as, Chief Executive Officer, he receive an additional one-time long-term incentive award with a target value of $9,705,000. Long-term incentive awards will be in the form as determined by the Committee and shall be subject to substantially the same terms and conditions as those that apply to other executive officers of the Company. Mr. D’Amaro is also entitled to a relocation benefit.
Under the CEO Offer Letter, Mr. D’Amaro is entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company. Mr. D’Amaro has entered into the Company’s standard officer indemnification agreement.
In addition, the CEO Offer Letter provides that Mr. D’Amaro is eligible to participate in the Disney Executive Severance Pay Plan, as such plan may be amended from time to time (the “Executive Severance Plan”), the material terms of which are described in this Current Report on Form 8-K. The benefits which Mr. D’Amaro would be entitled to receive, and the conditions to receipt of such benefits, under the Executive Severance Plan in the event that his employment is terminated by the Company without “cause” or by Mr. D’Amaro for “good reason” are described below.
Other than as described above, Mr. D’Amaro is not a party to any arrangement or understanding pursuant to which he was selected to serve as Chief Executive Officer and a member of the Board, and neither he nor any of his immediate family members a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. D’Amaro and any other director or executive officer of the Company.

Appointment of President and Chief Creative Officer
On February 2, 2026, the Board appointed Dana Walden, currently the Co-Chairman of Disney Entertainment, as the President and Chief Creative Officer of the Company, effective as of the Effective Date.
Ms. Walden, 61, currently serves as the Company’s Co-Chairman of Disney Entertainment, a position she has held since 2023. From 2022 to 2023, Ms. Walden served as the Chairman of Disney General Entertainment Content, as Chairman of Entertainment – Walt Disney Television from 2021 to 2022 and from 2019 to 2021, she served as Chairman of Disney Television Studios and ABC Entertainment. Prior to her tenure at the Company, Ms. Walden served in various leadership roles within Fox Television Group, which she joined in 1993. Ms. Walden’s other roles within Fox Television Group included, among others, Vice President of Current Programming, Senior Vice President of Drama at 20th Century Fox TV and Chairman and Chief Executive Officer of Fox Television Group. From 2018 to 2023, Ms. Walden also served as a member of the board of directors of Live Nation Entertainment, Inc. She currently serves on the board of directors of UCLA’s Jonsson Comprehensive Cancer Center and Friends of Saban Community Clinic of Los Angeles.
In connection with her appointment as President and Chief Creative Officer, the Company has entered into an employment agreement with Ms. Walden (the “CCO Employment Agreement”), as is common practice for senior personnel in the production of creative content. The CCO Employment Agreement provides for a term commencing on the Effective Date and ending March 17, 2030, unless earlier terminated in accordance with its terms. The CCO Employment Agreement provides that Ms. Walden’s annual rate of base salary is $3,750,000. The CCO Employment Agreement also provides that Ms. Walden is eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) with a target equal to 200% of the annual base salary. The actual amount payable to Ms. Walden as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company, though individual performance criteria may differ to reflect differences in responsibilities.
The CCO Employment Agreement also provides that Ms. Walden is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company. For each full fiscal year during the term of the CCO Employment Agreement, Ms. Walden will be granted a long-term incentive award having a target value of $15,750,000. Additionally, the Company has recommended to the Committee that, in connection with Ms. Walden’s promotion to, and commencement of service as, President and Chief Creative Officer, she receive an additional one-time long-term incentive award with a target award value of $5,260,000. Long-term incentive awards will be in the form as determined by the Committee and shall be subject to substantially the same terms and conditions as those that apply to other executive officers of the Company.
Ms. Walden’s employment may be terminated by the Company for “cause,” which is defined to include a felony conviction, unauthorized disclosure of confidential information, failure to substantially perform her duties, or any other significant policy violation that is significantly injurious to the Company.
Ms. Walden has the right to terminate her employment for “good reason,” which is defined as (i) a reduction in any of her base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) removal from the position of President and Chief Creative Officer; (iii) a material reduction in her duties and responsibilities; (iv) the assignment to her of duties that are materially inconsistent with her position as President and Chief Creative Officer or duties or that materially impair her ability to function as President and Chief Creative Officer or any other position in which she is then serving; (v) relocation of her principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vi) a material breach of any material provision of the CCO Employment Agreement by the Company. Following a change in control of the Company, as defined in the Company’s stock plans, good reason also includes any event that is a triggering event as defined in the plans. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”

In the event that Ms. Walden’s employment is terminated by the Company without “cause” or by Ms. Walden for “good reason,” she will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the CCO Employment Agreement, (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at time of termination is also paid), and (iii) the outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if Ms. Walden’s employment had continued through the remaining term of the CCO Employment Agreement will be eligible to vest at the same time and subject to the same performance conditions as though she continued in the Company’s employ, and all stock options, whether vested on the date of termination or vesting thereafter as described above, shall vest and remain exercisable to the same extent as if her employment had continued through the term of the CCO Employment Agreement.
To qualify for the above described cash severance benefit, pro-rated bonus, opportunity to vest in unvested equity awards available under each award agreement and extended exercisability of stock options following an involuntary termination by the Company without “cause,” or a termination by Ms. Walden for “good reason,” she must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after her termination (or, if less, for the remaining term of the CCO Employment Agreement). Additionally, during the period of these consulting services, Ms. Walden must also agree not to provide any services to entities that compete with any of the Company’s business segments.
Under the CCO Employment Agreement, Ms. Walden is entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company. In addition, Ms. Walden will remain eligible for performance-based bonuses for individual series pursuant to her prior employment agreement with 21st Century Fox America, Inc., as amended. Ms. Walden has entered into the Company’s standard officer indemnification agreement.
Other than as described above, Ms. Walden is not a party to any arrangement or understanding pursuant to which she was selected to serve as President and Chief Creative Officer, and neither she nor any of her immediate family members a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Walden and any other director or executive officer of the Company.
The foregoing descriptions of the Iger Amendment, the CEO Offer Letter, and the CCO Employment Agreement do not purport to be complete and are qualified by reference to the terms of the Iger Amendment, the CEO Offer Letter, and the CCO Employment Agreement, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Approval of the Disney Executive Severance Pay Plan
On February 2, 2026, the Committee approved the Executive Severance Plan, which provides severance benefits to eligible executives of the Company and its Subsidiaries (as defined in the Executive Severance Plan), including the Company’s Chief Executive Officer, along with the Company’s other named executive officers if and when they are no longer party to employment agreements with the Company, upon the occurrence of a qualifying event (as defined below).
A participant’s employment may be terminated for “cause,” which the Executive Severance Plan defines to include: a felony conviction, unauthorized disclosure of confidential information, failure of the participant to substantially perform his or her duties, or any other significant policy violation that is significantly injurious to the Company. “Good reason” is defined as (i) a reduction in any of the participant’s base salary or annual target bonus opportunity; (ii) the assignment to or removal from the participant of duties that are materially inconsistent with the core duties of the participant’s position and, in the case of assignment of duties, that materially impair the participant’s ability to perform the core duties of the participant’s position; (iii) a materially adverse change in the participant’s title or position; or (iv) relocation of the participant’s principal office to a location that is more than 50 miles outside of the greater Los Angeles area.
In the event of an Executive Severance Plan participant’s termination of employment due to an involuntary termination without “cause” or a resignation for “good reason” (each, a “qualifying event”), the Executive Severance Plan provides that the participant shall be entitled to receive the following payments and benefits: (i) two times (or, for the Chief Executive Officer, two and one-half times) the participant’s annual base salary; (ii) a prorated portion of the participant’s annual target cash bonus for the year of the qualifying event; (iii) the participant’s annual cash bonus for the prior fiscal year, if not yet paid; and (iv) continued health benefits at a rate comparable to active employees for 18 months.
Outstanding equity awards granted prior to the effective date of the Executive Severance Plan and held by a participant at the time of a qualifying event will be treated as follows: time-based equity awards will vest on a pro rata basis with respect to the next scheduled vesting tranche, with any remaining unvested portions forfeited, and performance-based equity awards will remain eligible to vest based on actual performance over the applicable performance period, with the number of units eligible for vesting determined on a pro rata basis. Settlement and other terms will be governed by the applicable award agreements, as modified by the Executive Severance Plan, and the Company’s Amended and Restated 2011 Stock Incentive Plan. To the extent an applicable award agreement provides more favorable treatment in connection with retirement or other special service conditions, such terms will control. In connection with the adoption of the Executive Severance Plan, the Committee also approved changes to the Company’s form of equity award agreements for equity awards granted after the effective date of the Executive Severance Plan to provide that, in the event of a qualifying event of a participant in the Executive Severance Plan, such awards will be subject to treatment that is consistent with the termination-related equity provisions under the Executive Severance Plan.
Receipt of severance benefits under the Executive Severance Plan is generally conditioned upon the participant’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with applicable restrictive covenants, including confidentiality and non-solicitation obligations.
The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.
On February 3, 2026, the Company issued a press release announcing matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment, dated as of February 2, 2026, to that certain Employment Agreement, dated as of November 20, 2022, as amended, by and between The Walt Disney Company and Robert A. Iger
10.2	Offer Letter, dated as of February 2, 2026, by and between The Walt Disney Company and Josh D’Amaro
10.3	Employment Agreement, dated as of February 2, 2026, by and between The Walt Disney Company and Dana Walden
10.4	Disney Executive Severance Pay Plan
99.1	Press Release dated February 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Deputy General Counsel - Securities Regulation, Governance & Secretary
Dated: February 3, 2026